CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-295179 on Form S-6 of our report dated June 25, 2026, relating to the financial statement of FT 12987, comprising Vest Enhanced Large Cap Buffered 15 Portfolio, Series 40, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 25, 2026